                                                                   EXHIBIT 10.15


                               ASSEMBLY AGREEMENT

This agreement (the "Agreement") is entered into this 17th day of July, 1991, by and between INTEL CORPORATION (3065 Bowers Avenue, Santa Clara, CA 95051) and AMKOR ELECTRONICS INCORPORATED (1345 Enterprise Dr., West Chester, PA 19380).

DEFINITIONS OF THE PARTIES:

A. "Intel" will mean Intel Corporation, a Delaware corporation, who is in the business of manufacturing and marketing large scale integrated circuits.

B. "Amkor" will mean Amkor Electronics Incorporated, a Pennsylvania corporation who has entered into an independent business arrangement with Anam Industrial Company Ltd., (Anam), whereby Amkor will act on Anam's behalf in soliciting and entering into contract assembly arrangements with Amkor customers to be performed at Anam.

RECITALS:

A. Intel is desirous of entering into a contract assembly arrangement with Amkor hereto as more specifically identified herein.

B. Amkor is in the business of doing contract assembly work for integrated circuit manufacturers.

C. The parties hereto desire to set forth below the conditions and covenants under which such work will be performed.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.    TERM

      This Agreement will become effective on the date first indicated above and will continue for a period of one year, and thereafter will be extended automatically for additional one-year periods until terminated as provided below.

2.    STATEMENT OF WORK

      a. Amkor will assemble and/or process all materials received from Intel into completed integrated circuits, hereinafter referred to at "Units," in accordance with Intel's specifications.

      b. Intel will supply silicon dice in probed wafer form and certain assembly materials (as outlined below). hereinafter referred to as "Kits,"

                CERAMIC         [*]

                CERDIP          [*]

                CERQUAD         [*]

                CPGA            [*]

                PDIP            [*]

                PLCC            [*]

                SOIC            [*]

                QFP             [*]

                TSOP            [*]

                DIE INSPECTION  [*]

                RED INKED DIE   [*]


      c. In order to enable Amkor to provide the services required by this Agreement, Intel may loan equipment to Amkor. Amkor agrees to use such equipment, and any software provided therewith, solely for the purpose of providing the services required hereunder. Amkor agrees not to disclose any software to any third party and to use reasonable efforts to insure all its subcontractors, including Anam, will comply with the confidentiality provisions of this Agreement.

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            Intel retains ownership of and title to such equipment. Amkor will not modify, lease, sublease, assign, or otherwise transfer or dispose of the equipment. Amkor will not remove, move, or relocate the equipment without Intel's prior consent. Amkor will make every effort to ensure that Intel owned equipment is provided safe storage and proper care at least equal to that afforded other factory-owned equipment.

      d. Amkor will provide all other parts and supplies necessary for assembly and processing required by this Agreement.

      e. Amkor will assemble kits and return completed Units within the through-put- time outlined in Exhibit A, attached hereto.

      f. All materials furnished by Intel will be held by Amkor for the benefit of Intel. Ownership of such materials will remain with Intel. Amkor will furnish a [*] report of all Inventories of such materials. Intel may at any time, upon [*] notice to Amkor, inventory all such materials in the possession of Amkor.

      g. Amkor will provide Intel with a [*] report of its production schedule, work-in-process inventory, shipments, and any and all engineering and quality data required for yield loss analysis.

3.    PRICE

      a.    [*]

      b.    [*]

      c.    [*]

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                  [*]

4.    QUALITY ASSURANCE

      a.    Amkor Obligations

            Amkor will assemble all Units in accordance with Intel specifications. Any Units not meeting said quality specifications will be returned to Intel as scrap. Amkor will adhere to Intel's specifications with respect to piece part control, security, traceability, and accountability. Amkor hereby acknowledges and agrees it is responsible to Intel for the return of all Kits delivered to Amkor by Intel. Kits will be reconciled each month with any variances finalized within [*] following month end. Intel die count variances at die prep will not be considered to be a negative variance. The Kits returned may be either completed Units or rejects. Because it is difficult or impossible to assess actual damages, the parties agree that a liquidated damage will be assessed. Any Kits which Amkor cannot return to Intel as Units or rejects in any form for any reason whatsoever will subject Amkor to a liquidated damage of [*] per nonreturned Kits in excess of [*]. The parties further agree that this sum is reasonable and is not assessed as a penalty. Amkor agrees that any liquidated damages may be offset against any monies owed to Amkor by Intel.

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      b.    Coordination and Administration

            As partial consideration for Intel to enter into this Agreement, and in order to provide Intel with assurances as to Amkor's compliance with the quality assurance standards set forth herein, Intel will have the right to station [*] or more quality assurance personnel at Amkor's subcontractor's facilities at any time. Amkor and its subcontractor will provide adequate office space and reasonable support for the use of such personnel and will permit such personnel access to the Intel work areas at all times for purposes of administering the provisions of this Agreement in the areas of planning, material flow, contract administration, auditing records and procedures, and auditing process functions relating to the Units. Amkor will maintain records of the qualifications of each operator certified to work on Intel's Units and will make such records available to Intel at Intel's request. Amkor will submit an annual list of its subcontractor's scheduled material supplier audits, and will allow, at Intel's prior [*] written request, [*] or more Intel employees to observe the material supplier audits.


5.    WARRANTY

      Amkor warrants that the Units delivered hereunder will meet all agreed upon specifications and will be free from defects in workmanship for a period of [*] after receipt by Intel. Intel will perform an incoming Units inspection within [*] of receipt per Exhibit C, attached hereto. If the Units are rejected, the rejects will be returned to Amkor for verification.

      a.    Rejection Rate

            i) If, for any given shipment, the Units delivered fail to comply with this Warranty, then at Intel's option, Intel may reject such defective Units and return them to Amkor for rework. In the event rework is not possible, Intel may within [*] from date of rejection furnish to Amkor sufficient additional parts and materials to permit Amkor to assemble replacement Units at no cost to Intel, or reject the work on any or all Units and not pay for such work.

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            ii)   All rework or replacement labor will be provided by Amkor at no additional charge as long as the assembly specifications for the products being reworked or replaced have not substantially changed since the original labor was provided.

            iii) All rework and replacement Units will be completed and returned to Intel within [*] from the date of receipt by Amkor.

      b.    Yields, Quality DPM and Schedule Performance

            Amkor agrees to participate in quality enhancement programs as directed by Intel and to make good faith efforts to meet the goals set forth in Exhibit D, attached hereto. Intel will establish yield, quality DPM, and schedule performance goals annually. If such goals are not met, Amkor agrees to submit a corrective action plan at Intel's request within [*] of request.

      c.    Warranty Limitation and Disclaimer

            This Warranty will not extend to any defect in the Kits delivered to Amkor, nor to any damage caused by Intel's abuse, negligence, loss or to any damage caused by Intel's abuse, negligence, loss or by any damage in transit.

      d. AMKOR'S SPECIFIC EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION, WARRANTIES AS TO CONDITION, DESCRIPTION, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR AS TO ANY OTHER MATTER. AMKOR'S SOLE MONETARY OBLIGATION WILL BE LIMITED TO VALUE ADDED BY AMKOR AS IT RELATES TO THE ASSEMBLY OF UNITS. AMKOR WILL NOT BE LIABLE OR RESPONSIBLE FOR ANY CONSEQUENTIAL INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES ARISING, DIRECTLY OR INDIRECTLY FROM THE ASSEMBLY, DELIVERY, SALE, INSTALLATION, OR USE OF UNITS DELIVERED TO INTEL UNDER THIS AGREEMENT EXCEPT THAT NOTHING CONTAINED HEREIN EXCLUDES AMKOR'S LIABILITY TO INTEL FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

6.    TERMINATION

      a.    Termination for Convenience

            After the first full year of this Agreement, either party may terminate any extension of this Agreement

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
            without reason at any time by giving to the other party [*] written notice. [*] both parties agree to negotiate in good faith for a gradual elimination of services provided under this Agreement.

      b.    Termination for Cause

            In the event that Amkor fails to meet Intel's incoming rejection rates or yield rates as set forth in Section 5, "Warrant," or commits any other material breach of this Agreement, then Intel may give Amkor [*] written notice of intention to terminate the Agreement. In the event Amkor has not corrected, to Intel's satisfaction, such deficiencies as specified by Intel within said [*] period, then this Agreement will terminate automatically without further notice at the end of said [*] period. If Intel's notice specifies quality deficiencies, Amkor will discontinue Unit assembly at Intel's request until such quality problems are corrected.

      c.    Return of Equipment and Materials

            In the event of termination under either subsection 6.a. or 6.b. above, Amkor will, within [*] from date of termination, account for and return to Intel all equipment materials, software, and specifications provided to Amkor by Intel in the same working order as when provided to Amkor, reasonable wear and tear accepted. In the event Amkor does not return said equipment, materials, or software within [*] at Intel's option, Intel will invoice Amkor and Amkor will pay Intel an amount equal to Intel's net book value.

7.    PAYMENT

      Amkor will render invoices with each shipment to Intel. All such invoices will be paid by Intel in U.S. dollars, [*] from date of invoice.
      The invoice will be calculated based on the dollar prices set forth in Exhibit B. [*]

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

8.    TRANSPORTATION AND RISK OF LOSS

      Transportation charges and insurance for all equipment. Kits and Units shipped from Intel to Amkor are to be paid by Intel, except for Units being returned under Warranty as specified in section 6 above, in which case Amkor will pay all transportation arrangements and prepay all transportation charges to return Units from Amkor to Intel. Risk of loss for all equipment, Kits and Units in transit will remain with Intel.

9.    CUSTOMS AND GOVERNMENT REGULATIONS

      In the event the Units are exported from the United States or reexported from a foreign destination by Amkor, Amkor will insure that the distribution and export/reexport of the Units is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. Amkor agrees that neither it nor any of its subsidiaries or subcontractors will export/reexport any technical data, process, Units or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license or other government approval without first obtaining such license or approval.

10.   INDEMNITY

      a. Amkor agrees to defend, indemnify, and hold Intel harmless from and against any and all liability, claims, and the associated costs and expenses (including attorney's fees), which it may hereafter incur or become responsible for as a result of death or bodily injuries to any person, destruction or damage to any property, caused in whole or in part, by any acts, errors, or omissions by Amkor, its subcontractor, including but limited to Anam, its employees or agents.


      b. Amkor assumes no obligation or liability of any kind with respect to claims of infringement of United States or foreign patents, copyrights, trademarks or other proprietary rights arising out of or relating to Intel's purchase, importation, use, possession, sale or delivery of any product or services sold to Intel by Amkor, and Intel shall indemnify, defend and hold Amkor harmless from any and all such claims and liabilities, damages and expenses, including attorneys fees.

11.   GENERAL

      a.    Confidentiality

            All specifications, written documentation, and other proprietary information transferred by the providing party to the receiving party shall be considered the confidential Information of the providing party. The receiving party shall not use said Information for any purpose other than the performance of this Agreement and shall not disclose such information to any third party without the prior written consent of the providing party.

      b.    Assignment

            Intel may assign this Agreement or any interest herein to any Intel affiliated company without Amkor's consent and Amkor may only assign this Agreement to Anam Industrial Co., Ltd. with Intel's prior written consent. Otherwise, the parties hereto will not assign this Agreement nor any interest herein, nor any right hereunder without the prior written consent of the other party.

      c.    Entire Agreement

            This Agreement and the referenced exhibits set forth the entire Agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence and Agreements pertaining thereto. No modification or waiver of any provision of this Agreement or consent to any departure therefrom will be effective unless made in writing by officers of the parties hereto.

      d.    Force Majeure

            The parties hereto will not be liable for any failure to perform due to unforeseen circumstances or causes beyond that party's reasonable control. Examples of such causes are acts of God, war, riot, embargoes, acts of civil or military authority, fire, flood, accidents, or shortages of transportation facilities, fuel, labor, or materials which cannot be reasonably replaced from other sources.

      e.    Controlling Law

            This Agreement will be governed by, subject to, and construed according to the laws of the State of California, United States of America, excluding its Conflicts of Laws provisions.

      f.    Severability

            If any provision of this Agreement will be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      g. Amkor agrees to abide by the attached Record Retention Policy of Intel.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated by their respective signatures.

AMKOR ELECTRONICS, INCORPORATED                INTEL CORPORATION


BY: /s/ illegible                              By: /s/ illegible
  ----------------------------                    ------------------------------
TITLE: Vice President of Sales                 TITLE: General Manager
      ------------------------                        Contracting and Random
                                                      Memory Access Division
                                                     ---------------------------
DATE: August 14, 1991                          DATE: August 6, 1991
     -------------------------                      ----------------------------

                                    Exhibit A


1991 Throughout Time Goal

        [*]




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                             EXHIBIT B (Page 1 of 3)

                               Pricing Settlement

                         ***Pricing Effective 4/1/91***

        PACKAGE
-------------------------
PDIP                                    [*]

HS

PLCC

OFP

PQPP

SOOP

DRAM




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
                             EXHIBIT B (Page 2 of 3)

                               Pricing Settlement

                         ***Pricing Effective 4/1/91***


              PACKAGE
     ------------------------------
     PLATE

     PGA                [*]

     CC

     CR

     CRQ

     CQ
     CL

     CER-
     QUAD

     CER-
     DIP

     DIE
     INSPEC-
     TION

     RED
    INKED
     DIE

     DOUBLE
     SAW

     SHIP-
     PING
     TRAYS

    SHIP-
    PING
    TUBES



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

                             EXHIBIT B (PAGE 3 OF 3)

                         ***Pricing Effective 4/1/91***

LOT CHARGES

1. Qualification lots are provided at a cost of [*] per lot, plus the Unit price multiplied by the total number of Units. Qualification lots include full documentation with summary report.

2. Engineering/small lots are provided at a cost of [*] per lot, plus the Unit price multiplied by the total number of Units.

3. Mechanical samples are provided at a cost of [*] the Unit price. Minimum lot charge is [*].

4. Fast Track lots are provided at a cost of [*] the Unit price plus a processing lot charge of [*]. Fast Track assembly requests must be made of and acknowledged by the factory.



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



                                    EXHIBIT C

                          INCOMING TESTING BY CUSTOMER

                                         SAMPLE
   TEST                SPEC              SIZE      CERDIP  PLASTIC
   ----                ----              ----      ------  -------
Package Visual         20-500            100         X        X
Fine/Gross Leak        20-044            100         X
Centrifuge             15-504            112         X
PIND Test             25-310A            100         X
Open/Short             15-528            100         X        X
X-ray                  15-577             20                  X



                                         SAMPLE
   TEST                SPEC              SIZE      CERDIP  PLASTIC
   ----                ----              ----      ------  -------
85/85                 25-308              55                  X
Stream Test           25-355              55                  X
Temp Cycle            15-518              55                  X
Solderability         15-335              30         X
Thermal Shock         25-334             100         X
Torque Test           25-350              50         X
Centrifuge            15-504             130         X


Specifications and requirements for incoming package quality and reliability monitors are more fully described in Intel's Specification Reference Number HK-S010-0.

                                    EXHIBIT D

                                  QUALITY GOALS

1991 YIELD (- OPT) GOALS
---------------------------
IWS 20-500 Revision 9


                                           (%)


PACKAGE TYPE         QI `91    Q2 `91     Q3 `91   Q4 `91
------------         ------    ------     ------   ------

[*]



1991 INCOMING QUALITY GOALS
---------------------------
Intel Source Q.A.

                                     (DPM)

PACKAGE TYPE         QI `91    Q2 `91     Q3 `91   Q4 `91
------------         ------    ------     ------   ------

[*]



1991 Schedule Performance Goal

     LIPAS (Line Item Performance Against Schedule): [*]

     VOLPAS (Total Volume Performance Against Schedule): [*]

* = GREATER THAN SYMBOL


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